Exhibit 99.2

Google Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2007*	March 31, 2008
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,081,593	$6,519,749
Marketable securities	8,137,020	5,614,759
Accounts receivable, net of allowance	2,162,521	2,560,909
Deferred income taxes, net	68,538	71,722
Income taxes receivable	145,253	—
Prepaid revenue share, expenses and other assets	694,213	697,792

Total current assets	17,289,138	15,464,931
Prepaid revenue share, expenses and other assets, non-current	168,530	190,402
Deferred income taxes, net, non-current	33,219	155,588
Non-marketable equity securities	1,059,694	1,056,966
Property and equipment, net	4,039,261	4,741,724
Intangible assets, net	446,596	1,256,972
Goodwill	2,299,368	4,738,399

Total assets	$25,335,806	$27,604,982

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$282,106	$358,122
Accrued compensation and benefits	588,390	458,188
Accrued expenses and other current liabilities	465,032	746,905
Accrued revenue share	522,001	525,764
Deferred revenue	178,073	194,066
Income taxes payable	—	177,430

Total current liabilities	2,035,602	2,460,475
Deferred revenue, non-current	30,249	31,748
Income taxes payable, non-current	478,372	633,022
Other long-term liabilities	101,904	142,202
Stockholders’ equity:
Common stock	313	314
Additional paid-in capital	13,241,221	13,561,948
Accumulated other comprehensive income	113,373	133,415
Retained earnings	9,334,772	10,641,858

Total stockholders’ equity	22,689,679	24,337,535

Total liabilities and stockholders’ equity	$25,335,806	$27,604,982

*	Derived from audited financial statements.

Google Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2007	2008
	(Unaudited)
Revenues	$3,663,971	$5,186,043
Costs and expenses:
Cost of revenues (including stock-based compensation expense of $4,389, $9,148)	1,470,426	2,110,536
Research and development (including stock-based compensation expense of $120,787, $193,800)	408,384	673,069
Sales and marketing (including stock-based compensation expense of $27,250, $42,576)	302,552	446,898
General and administrative (including stock-based compensation expense of $31,440, $35,255)	261,400	409,305

Total costs and expenses	2,442,762	3,639,808

Income from operations	1,221,209	1,546,235
Interest income and other, net	130,728	167,343

Income before income taxes	1,351,937	1,713,578
Provision for income taxes	349,775	406,492

Net income	$1,002,162	$1,307,086

Net income per share - basic	$3.24	$4.17

Net income per share - diluted	$3.18	$4.12

Shares used in per share calculation - basic	309,315	313,129

Shares used in per share calculation - diluted	314,870	317,392

Google Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2007	2008
	(Unaudited)
Operating activities
Net income	$1,002,162	$1,307,086
Adjustments:
Depreciation and amortization of property and equipment	170,289	280,564
Amortization of intangibles and other	34,703	55,960
Stock-based compensation	183,866	280,780
Excess tax benefits from stock-based award activity	(74,084)	(51,101)
Deferred income taxes	(61,402)	(38,214)
Other, net	(6,386)	(44,904)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(153,562)	(223,493)
Income taxes, net	399,104	438,175
Prepaid revenue share, expenses and other assets	(185,478)	(41,584)
Accounts payable	(29,256)	53,784
Accrued expenses and other liabilities	(139,886)	(234,277)
Accrued revenue share	77,864	(10,124)
Deferred revenue	1,659	6,794

Net cash provided by operating activities	1,219,593	1,779,446

Investing activities
Purchases of property and equipment	(596,893)	(841,597)
Purchases of marketable securities	(5,225,160)	(2,819,512)
Maturities and sales of marketable securities	5,079,364	5,379,228
Acquisitions, net of cash acquired, and purchases of intangible and other assets	(34,441)	(3,125,113)

Net cash used in investing activities	(777,130)	(1,406,994)

Financing activities
Net proceeds (payments) related to stock-based award activity	14,426	(22,445)
Excess tax benefits from stock-based award activity	74,084	51,101

Net cash provided by financing activities	88,510	28,656

Effect of exchange rate changes on cash and cash equivalents	5,696	37,048
Net increase in cash and cash equivalents	536,669	438,156
Cash and cash equivalents at beginning of year	3,544,671	6,081,593

Cash and cash equivalents at end of period	$4,081,340	$6,519,749

The following table presents our revenues, by revenue source, for the periods presented (in thousands, unaudited):

	Three Months Ended March 31,
	2007	2008
Advertising revenues:
Google web sites	$2,282,121	$3,400,405
Google Network web sites	1,345,329	1,686,141

Total advertising revenues	3,627,450	5,086,546
Licensing and other revenues	36,521	99,497

Revenues	$3,663,971	$5,186,043

The following table presents our revenues, by revenue source, as a percentage of total revenues for the periods presented (unaudited):

	Three Months Ended March 31,
	2007	2008
Advertising revenues:
Google web sites	62%	66%
Google Network web sites	37%	33%

Total advertising revenues	99%	99%
Licensing and other revenues	1%	1%

Revenues	100%	100%